Sub-Item 77Q1(a)

                                  CERTIFICATE

The undersigned hereby certifies that he is the Secretary of Invesco Insured Municipal Income Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, and that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on March 16, 2011 as provided in Section 8.3 of the Declaration of Trust, said Amendment to take effect on April 1, 2011, and does hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 31st day of March 2011

                                             /s/ John M. Zerr
                                             -----------------------------------
                                             Name:  John M. Zerr
                                             Secretary

                                    AMENDMENT

                              Dated March 16, 2011

                          To be Effective April 1, 2011

                                       TO

                     INVESCO INSURED MUNICIPAL INCOME TRUST

                              DECLARATION OF TRUST

                                      DATED

                                 March 12, 1992

Dated March 16, 2011

To be Effective April 1, 2011

                      AMENDMENT TO DECLARATION OF TRUST OF
                     INVESCO INSURED MUNICIPAL INCOME TRUST

            WHEREAS Invesco Insured Municipal Income Trust (the "Trust") was established by the Declaration of Trust dated March 12, 1992, as amended from time to time (the "Declaration") under the laws of the Commonwealth of Massachusetts;

            WHEREAS Section 8.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of Shareholders for any purpose that does not adversely affect the rights of any Shareholder with respect to which the amendment is or purports to be applicable; and

            WHEREAS the Trustees of the Trust have deemed it advisable to decrease the maximum number of Trustees provided for under the Declaration.

            NOW THEREFORE

            1. Section 2.1 of Article II of the Declaration is hereby amended so that such Section shall read in its entirety as follows

      Section 2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by written instrument signed by a majority of the Trustees provided however that the number of Trustees shall in no event be less than three nor more than sixteen except as such number shall be increased in connection with the rights of the holders of the Preferred Shares to elect a majority of the Trustees as provided in
      Section 6.1 hereof. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2.2 of this Article II at the time of decrease.

            2. All capitalized terms are used herein as defined in the Declaration unless otherwise defined herein. All references in the Declaration to "this Declaration" shall mean the Declaration as amended by this Amendment.

            3. The Trustees of the Trust hereby reaffirm the Declaration as amended in all respects.

            4. The undersigned hereby certify that this instrument has been duly adopted in accordance with the provisions of the Declaration.

            6. This amendment may be executed in more than one counterpart each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            IN WITNESS WHEREOF the undersigned Trustees of the Trust have executed this instrument this 31st day of March 2011.

      By: /s/ David C. Arch                    By: /s/ Martin L. Flanagan
          ------------------------------           -----------------------------
          David C. Arch                            Martin L. Flanagan
          Trustee                                  Trustee

      By: /s/ Bob R. Baker                     By: /s/ Carl Frischling
          ------------------------------           -----------------------------
          Bob R. Baker                             Carl Frischling
          Trustee                                  Trustee

      By: /s/ Frank S. Bayley                  By: /s/ Prema Mathai-Davis
          ------------------------------           -----------------------------
          Frank S. Bayley                          Prema Mathai-Davis
          Trustee                                  Trustee

      By: /s/ James T. Bunch                   By: /s/ Larry Soll
          ------------------------------           -----------------------------
          James T. Bunch                           Larry Soll
          Trustee                                  Trustee

      By: /s/ Bruce L. Crockett                By: /s/ Hugo F. Sonnenschein
          ------------------------------           -----------------------------
          Bruce L. Crockett                        Hugo F. Sonnenschein
          Trustee                                  Trustee

      By: /s/ Rodney F. Dammeyer               By: /s/ Raymond Stickel, Jr.
          ------------------------------           -----------------------------
          Rodney F. Dammeyer                       Raymond Stickel, Jr.
          Trustee                                  Trustee

      By: /s/ Albert R. Dowden                 By: /s/ Philip A. Taylor
          ------------------------------           -----------------------------
          Albert R. Dowden                         Philip A. Taylor
          Trustee                                  Trustee

      By: /s/ Jack M. Fields                   By: /s/ Wayne W. Whalen
          ------------------------------           -----------------------------
          Jack M. Fields                           Wayne W. Whalen
          Trustee                                  Trustee